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                                                                    EXHIBIT 23.1

                      [Letterhead of Arthur Andersen LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          Arthur Andersen LLP


Hartford, Connecticut
June 2, 1997